EXHIBIT 23.1

    KOST LEVARY & FORER
       A member of
Ernst & Young International




                       CONSENT OF INDEPENDENT ACCOUNTANTS

Mentortech Inc. (formerly Sivan Computers Training Center (1994) Ltd. and Mashov Computer Based Training (C.B.T.) Ltd.).

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 26, 1997 in the Registration Statement (Form SB-2) and related Prospectus of Mentortech Inc. for the registration of 2,957,838 shares of common stock.

                                       /s/KOST LEVARY & FORER
                                          KOST, LEVARY & FORER
                                         Certified Public Accountants (Israel)
                                       A member of Ernst & Young International


Tel-Aviv, Israel
October 14, 1997